Exhibit 99.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement (“Agreement”) is made and entered into as of June 24, 2013, by and among Coeur Rochester, Inc., a Delaware corporation (hereafter “CRI”) and Rye Patch Gold US Inc., a Nevada corporation, and Rye Patch Gold Corp., a British Columbia corporation (collectively “RPG”). CRI and RPG may be referred to herein individually as a “Party” or collectively as the “Parties.”

R E C I T A L S

A. The Parties to this agreement are presently involved in a dispute regarding competing mining claims located by each of the Parties on or adjacent to the property encompassed by the Rochester Mine, in Pershing County Nevada, which were located during the time period beginning in October of 2011 and ending in September of 2012.

B. The Parties are presently litigating this dispute in the Sixth Judicial District Court, in Pershing County, Nevada, Case No. CV 11-11231, consolidated with Case No. CV11-03482 file in the Second Judicial District Court (collectively described herein as “District Court Cases”).

C. The District Court Cases arise from the Parties’ claim for relief to quiet title and other related claims for relief to the mining claims located in Pershing County, Nevada.

D. The Parties are also presently involved in a proceeding regarding RPG’s Petition for Writ of Mandamus, Docket No. 61663, before the Nevada Supreme Court (the “Writ Proceeding”).

E. The District Court Cases and the Writ Proceeding are collectively referred to herein as “the Litigation.”

F. The Parties have entered into settlement discussions in an effort to completely resolve the Litigation. The Parties have signed a Memorandum of Understanding dated June 7, 2013 which this Agreement supersedes. The Parties now desire to compromise, settle, release, and resolve all of their respective disputes, which were brought or could have been brought by the Parties in the Litigation and to release any and all claims that they have or may have against each other, all upon the terms and conditions described in this Agreement.

G. In consideration for such a settlement, CRI wishes to acquire all of the RPG Mining Claims in exchange for the Cash Payment, the conveyance of the Net Smelter Returns Royalty, and the patented Blue Bird Claim to RPG (as each such term is defined herein).

H. The Parties are well informed concerning the value of the RPG Mining Claims, the Net Smelter Returns Royalty, and the Blue Bird Claim.

I. In executing this Agreement and providing the performances set forth herein, neither party is acting under any duress, undue influence, misapprehension nor misrepresentation by the other.

J. This Agreement is intended to constitute the Definitive Agreement, as described and contemplated by the Memorandum of Understanding.

NOW THEREFORE in consideration of the above recitals and in reliance thereon and on making and accepting the terms, conditions, and performances provided herein, and consideration of the premises, covenants, agreements, warranties, and representations set forth herein, the receipt and adequacy of which is hereby acknowledged by the Parties, CRI and RPG hereby covenant, agree, warrant, and represent as follows:

1. Settlement of the Litigation.

(a) On or before the Closing, the Parties shall cause their counsel to enter into a joint Stipulation to Dismiss With Prejudice, which provides for the District Court’s dismissal of the District Court Cases with prejudice. The Stipulation to Dismiss With Prejudice shall be in the form of Exhibit 1 attached to this Agreement. Each Party shall bear its fees and costs incurred in the Litigation, the preparation and filing of the Stipulation to Dismiss with Prejudice, and the completion of the actions necessary to cause the Litigation to be dismissed. The Stipulation to Dismiss With Prejudice shall be delivered in accordance with Section 6.

(b) The Stipulation to Dismiss With Prejudice shall satisfy paragraph 10 of the Confidentiality Stipulation filed in the Litigation on July 25, 2012 and the parties, their agents and their counsel shall perform their duties as provided therein to return Confidential Information as defined in the Confidentiality Stipulation, except as provided in paragraph 6(e) of this Agreement.

(c) The parties shall not engage in further discovery proceedings or take any other action in the Litigation before to the Closing Date, except as otherwise agreed by the parties or as the parties are instructed by the Sixth Judicial District Court or the Nevada Supreme Court. If the Nevada Supreme Court, the District Court or the Special Master initiate any action in the Litigation before the Closing, counsel for the parties jointly shall execute and file such papers and stipulations as are necessary to request that the Nevada Supreme Court, District Court and the Special Master take no further actions or conduct any further proceedings in the Litigation pending the Closing.

2. Acquisition of the RPG Mining Claims. RPG shall transfer to CRI all of RPG’s right, title, and interest in and to the RPG Mining Claims at Closing. The transfer shall include all of the improvements located on the RPG Mining Claims, to the extent that RPG has any ownership interest in such improvements, and appurtenances pertaining to the RPG Mining Claims, including any right, title, and interest of RPG in and to all RPG Mining Claims Data, and all data, reports, drill logs, core and chip samples and other records that have not previously been delivered to CRI, permits, licenses, authorizations, approvals, maps, studies, and plans specific to the RPG Mining Claims. RPG’s conveyance of the RPG Mining Claims shall not include any water rights or water resources appurtenant to any unpatented mining claims or property interests except the RPG Mining Claims. On the date of Closing, CRI shall assume all of the liabilities and obligations of RPG in respect of, arising from, or relating to the conditions, operations or activities on the RPG Mining Claims, including any liabilities for or arising from reclamation or restoration of the RPG Mining Claims which were required to be performed before or after the

Closing Date, whether or not such obligations and liabilities relate or related to the period before or after the Closing Date, and all obligations and liabilities in respect of any other environmental matters as required by any federal, state, local or other governmental agency or authority, including, specifically, RPG’s liabilities and obligations under the Bureau of Land Management (“BLM”) Notice of Intent to Operate, BLM Serial No. NVN0906272 (Mystic Drilling) and Serial No. NVN090673 (Northwest Rochester)(collectively “the Notices”). CRI shall use its best efforts to secure within ninety (90) days following the Closing Date (or such later date due to delays as a result of responses, or lack of responses, from any applicable government entity) the substitution or replacement of the bonds or other financial assurances currently in place on behalf of RPG in respect of the RPG Notices of Intent with CRI’s bonds, letters of credit or other financial assurances in accordance with applicable laws and regulations. CRI will forward to RPG any bond or other financial security belonging to RPG, if received by CRI, upon such substitution or replacement. RPG shall assign the Notices to CRI in a manner substantially similar to Exhibit 9, Assignment and Assumption.

3. Cash Payment. On the Closing Date, CRI shall pay to Rye Patch Gold US Inc. or its designee the sum of Ten Million Dollars ($10,000,000.00) (the “Cash Payment”). The Cash Payment shall be paid by wire transfer to the account of RPG pursuant to the following wire instructions, unless the Closing Date is a Saturday, Sunday or other date on which commercial banks in Reno, Nevada are either required or authorized to be closed, in which case CRI shall make the Cash Payment by certified check:

Bank of America

5005 Pyramid Lake Road

Sparks, NV 89436

775 425 1500

Routing No.: 026009593

Account No.: 005011039405

Name on account is Rye Patch Gold US Inc.

4. Net Smelter Returns Royalty Agreement. At Closing, CRI shall grant to Rye Patch Gold US Inc., or its designee, a production royalty equal to 3.4% of the gross revenue, less refining costs, of gold and silver produced and sold from the Rochester Mine (the “Net Smelter Returns Royalty”) pursuant to the terms of the Net Smelter Returns Royalty Agreement in the form attached hereto as Exhibit 2. CRI shall use its reasonable best efforts to cause a Mineral Production Royalty Recognition Agreement (the “Recognition Agreement”) by and among RPG, CRI and Wells Fargo Bank, National Association, as administrative agent (the “Agent”) for the lenders party to the Credit Agreement dated as of August 1, 2012 (as amended from time to time, the “Credit Agreement”), by and among Coeur Alaska, Inc. and CRI, as borrowers, Coeur Mining, Inc., the lenders party thereto (“Lenders”) and the Agent, as administrative agent for the Lenders, as secured by the Fee and Leasehold Deed of Trust With Power of Sale, Assignment of Production, Assignment of Leases and Rents, Security Agreement, Financing Statement, and Fixture Filing, dated as of August 1, 2012, made by CRI in favor of the Agent and recorded on August 22, 2012, in the Office of the Pershing County Recorder Official Records in Roll 485, Page 185, Document 480776 (the “Deed of Trust”), which encumbers certain CRI property to which the Net Smelter Returns Royalty will attach, to be executed and delivered by the Agent on behalf of the Lenders. The Recognition Agreement shall be in the form of Exhibit 12 attached to this Agreement.

5. Transfer of Patented Blue Bird Lode Mining Claim.

(a) At RPG’s election, at Closing, CRI will grant, convey, transfer and assign to Rye Patch Gold US Inc., or its designee, all of CRI’s right, title and interest in and to that certain patented lode mining claim identified as the “Blue Bird”, Patent No. 604728, Mineral Survey No. 4252, located in the SW1/4 of Section 18, T.28N., R.34E, and containing approximately 19.39 acres, more or less (the “Blue Bird Claim”). RPG’s election to acquire the Blue Bird Claim shall be waived, if not exercised on or before ten days after Closing.

(b) CRI is presently prosecuting a quiet title action styled Coeur Rochester, Inc. v. Friedman, et al., Case No. CV13-00552, Dept. No. 3, in the Second Judicial District Court in and for the County of Washoe, State of Nevada (the “Blue Bird Quiet Title Action”). On the parties’ execution of this Agreement, CRI and its counsel shall make available to RPG and its counsel all title opinions and reports, title records and other evidence of information regarding the Blue Bird Quiet Title Action and the pleadings and papers filed in the Blue Bird Quiet Title Action, subject to the Confidentiality Stipulation. If RPG elects to acquire the Blue Bird Claim, on or before Closing CRI and RPG will cause their counsel to execute a substitution of RPG as the real party interest in the Blue Bird Quiet Title Action by which RPG is substituted as the plaintiff in the Blue Bird Quiet Title Action and an appearance of RPG’s counsel for RPG in the Blue Bird Quiet Title Action. The substitution of RPG and the appearance of RPG’s counsel shall be in the forms of Exhibits 3 and 4, respectively, attached to this Agreement. If RPG elects to acquire the Blue Bird Claim, on or before Closing, CRI shall execute a Grant, Bargain and Sale Deed transferring its rights, title, and interest in and to the Blue Bird Claim to RPG in the form of Exhibit 5 attached to this Agreement and a Declaration of Value in the form of Exhibit 7 attached to this Agreement. The Grant, Bargain and Sale Deed and Declaration of Value shall be delivered in accordance with Section 6. RPG undertakes no liability or obligation to continue to prosecute the Blue Bird Quiet Title Action, and RPG shall have the exclusive discretion and right to dismiss or otherwise cause the dismissal of the Blue Bird Quiet Title Action at any time. If RPG does not timely elect to acquire the Blue Bird Claim, CRI shall have no obligation to convey title to the Blue Bird Claim or to deliver the Grant, Bargain and Sale Deed and Declaration of Value described in Sections 6(b)(i) and (ii), respectively.

(c) The Blue Bird Claim is subject to the Deed of Trust. CRI will use its best reasonable efforts to obtain from the Agent a partial release of the Deed of Trust for the Blue Bird Claim.

6. Closing. The term “Closing” shall mean the completion of the terms of this Agreement including the purchase, exchange of money and documents, recording of deeds, and delivery of possession of real and personal property. The Closing shall take place within three (3) days after execution of this Agreement by all parties or such later date as the parties may mutually agree in writing (“Closing Date”).

The parties are obligated under this Agreement to execute and deliver the documents described below (collectively the “Closing Documents”) on or before the Closing and shall take the actions described below on or after the Closing:

(a) RPG shall deliver to the law firm of Parsons Behle & Latimer, 50 West Liberty Street, Suite 750, Reno, Nevada 89501 the following instruments:

(i) An executed original Grant, Bargain and Sale Deed for the RPG Mining Claims in the form of Exhibit 7 attached to this Agreement and a Declaration of Value in accordance with NRS 375.060 in the form of Exhibit 8 attached to this Agreement. CRI shall also execute the Declaration of Value.

(ii) Two executed originals of the Net Smelter Returns Royalty Agreement, in the form attached as Exhibit 2 to this Agreement.

(iii) Two executed originals of the Recognition Agreement in the form of Exhibit 12 attached to this Agreement.

(iv) Two executed originals of the Assignment and Assumption in the form of Exhibit 9 attached to this Agreement.

(v) The Stipulation to Dismiss with Prejudice described in Section 1(b) above in the form of Exhibit 1 attached to this Agreement executed by RPG’s counsel.

(vi) A Release of Lis Pendens and Notice of Pending Action executed by RPG’s counsel releasing the Lis Pendens and Notice of Pending recorded by RPG in the Office of the Pershing County Recorder on December 30, 2011, Document 477409, in the form of Exhibit 10 attached to this Agreement.

(b) CRI shall deliver to the law firm of Parsons Behle & Latimer, 50 West Liberty Street, Suite 750, Reno, Nevada 89501 the following instruments:

(i) An executed original Grant, Bargain and Sale Deed for the Blue Bird Claim in the form of Exhibit 5 attached to this Agreement and a Declaration of Value in accordance with NRS 375.060 in the form of Exhibit 6 attached to this Agreement. RPG shall also execute the Declaration of Value.

(ii) Two executed originals of the Net Smelter Returns Royalty Agreement, in the form attached as Exhibit 2 attached to this Agreement.

(iii) Two executed originals of the Recognition Agreement in the form of Exhibit 12 attached to this Agreement.

(iv) Two executed originals of the Assignment and Assumption in the form of Exhibit 9 attached to this Agreement.

(v) The Stipulation to Dismiss with Prejudice described in Section 1(b) above in the form attached as Exhibit 1 attached to this Agreement executed by CRI’s counsel.

(vi) A release of Lis Pendens and Notice of Pending Action executed by CRI’s counsel releasing the Lis Pendens and Notice of Pending Action recorded by CRI in the Office of the Pershing County Recorder on December 15, 2011, Document 477230, in the form of Exhibit 11 attached to this Agreement.

(c) The foregoing documents and all additional documents reasonably necessary to effectuate Closing shall be delivered by the Parties to the law firm of Parsons Behle & Latimer, 50 West Liberty Street, Suite 750, Reno, Nevada 89501, to be held in trust until all of the conditions precedent to Closing have been completed (or waived in writing) at which time the law firm of Parsons Behle & Latimer shall be authorized to deliver the documents held by it in accordance with the terms of this Agreement.

(d) Upon confirmation of satisfaction of all of the conditions precedent to closing and receipt by the law firm of Parsons Behle & Latimer of all the Closing Document described in this Section 6, CRI shall deliver the Cash Payment described in Section 3, and Parsons Behle and Latimer shall be authorized without further notice or consent to deliver, record (cooperatively with RPG’s counsel) or file the documents and instruments as described below:

(i) Immediately after the Closing, record in the Office of the Pershing County Recorder the Grant, Bargain and Sale Deed for the RPG Mining Claims and, if RPG elects to acquire the Blue Bird Claim, promptly deliver to RPG the Grant, Bargain and Sale Deed for the Blue Bird Claim. Each party shall pay all of the recording fees, property transfer taxes and other fees and costs incurred in the recording of the respective Grant, Bargain and Sale Deeds delivered to them pursuant to this Agreement.

(ii) Immediately deliver to RPG the Net Smelter Returns Royalty Agreement.

(iii) Promptly if and when the same has been secured from the Agent, record in the Office of the Pershing County Recorder the Recognition Agreement. CRI shall pay all of the recording fees, property transfer taxes and other fees and costs incurred in the recording of the Recognition Agreement. CRI shall promptly deliver to RPG the recorded original of the Recognition Agreement.

(iv) Promptly on receipt of a conformed copy of the Grant, Bargain and Sale Deed for the RPG Mining Claims, CRI shall immediately file a conformed copy of the Grant, Bargain and Sale Deed for the RPG Mining Claims in the BLM Nevada State Office, Reno, Nevada, together with a notice of transfer informing BLM that RPG has transferred title to the RPG Mining Claims to CRI. RPG shall promptly sign an acknowledgement of its acceptance of the form of the notice of transfer to be filed with BLM. CRI shall pay all administrative, filing and service fees and charges payable to BLM on the filing of the notice of transfer of the RPG Mining Claims. CRI shall promptly provide to RPG and its counsel a conformed copy of the filed notice of transfer, which evidences the filing of the notice of transfer with BLM.

(v) Lodge the Stipulation to Dismiss With Prejudice with the Clerk of the Sixth Judicial District Court and request that the Clerk deliver the Stipulation to Dismiss With Prejudice to the District Court Judge for entry of an order approving the Stipulation to Dismiss With Prejudice and dismissing the Litigation. Promptly on receipt by CRI of the District Court’s order approving the Stipulation to Dismiss With Prejudice and dismissing the Litigation, CRI shall deliver a conformed copy of the order to RPG.

(vi) Record in the Office of the Pershing County Recorder the Releases of Lis Pendens and Notice of Pending Action executed by counsel for CRI and RPG. On receipt by CRI of conformed copies of the recorded Releases of the Lis Pendens and Notices of Pending Action, CRI shall deliver conformed copies to counsel for RPG.

(e) CRI shall retain as its sole and exclusive property the data, maps, reports, drill logs, core and chip samples, and other records comprising the RPG Mining Claims Data. Promptly after the Closing, RPG shall promptly and no later than ten (10) days after Closing make available to CRI at RPG’s office in Reno, Nevada, all of RPG’s physical chip samples, core, cuttings, sample pulps and other physical items of or relating to the RPG Mining Claims and CRI shall be entitled to remove such original data, maps, reports, drill logs, core and chip samples, and other records at that time, at its own expense. RPG shall be entitled to retain a digital copy of the RPG Mining Claims Data.

(f) If RPG timely elects to acquire the Blue Bird Claim, Parsons Behle & Latimer shall deliver to Erwin & Thompson the Stipulation for Joinder and Substitution of RPG and the complete file for the Blue Bird Claim Quiet Title Action, including any and all mineral status reports, preliminary title reports, title insurance policies, title opinions, documents relating to the title to Blue Bird Claim, and digital copies of the pleadings and papers filed in the Blue Bird Quiet Title Action.

7. Release. With the exception of all covenants, representations and warranties, and the rights created or expressly reserved under this Agreement, and upon each Party’s full and complete performance of its respective duties, obligations and responsibilities as set forth herein, each Party agrees to release, remise, forever discharge, and covenants not to initiate or maintain a legal action against, the other Party and their attorneys, parent and subsidiary entities, directors, employees, independent contractors, members, officers, partners, representatives, servants, and successors, of and from any and all past and present accounts, actions, agreements, causes of action, claims for relief, costs or expenses (including, but not limited to, attorneys’ fees and disbursements), damages, debts, demands, liabilities, losses, obligations, or reckonings of any kind or nature whatsoever, for damages, or declaratory, equitable or injunctive relief, whether based on contract, tort, or other theories of recovery provided for by the common or statutory law, ascertained, known, claimed, arising out of, concerning or related in any way to the Litigation. Except as otherwise provided herein, RPG shall not, and shall cause its Affiliates not to, locate, cause to be located, or acquire an interest in, any unpatented mining claims on any portion of the lands on which the RPG Mining Claims are located or the Rochester Mine is situated unless and until CRI, or its successors in interest, expressly abandons any such claims in writing.

8. Indemnity. Each of RPG (jointly and severally), on the one hand, and CRI, on the other hand, specifically covenants and agrees to indemnify, save, protect, defend and forever hold harmless the other against any and all claims, demands, loss or damage whether now existing or hereafter arising from any breach of this Agreement by RPG or CRI, as the case may be, or any person claiming through or under RPG or CRI, as the case may be.

9. Representations and Warranties of CRI. CRI warrants and represents to RPG as follows:

(a) CRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution, delivery and performance of this Agreement by CRI have been duly authorized by all necessary corporate action on the part of CRI.

(c) CRI is not subject to any restriction under any agreement, trust, mortgage, lien, lease, instrument, order, judgment, decree, statute ordinance or regulation or any other restrictions of any kind or character which would prevent it from entering into this Agreement or consummating the transactions contemplated hereby in accordance with the terms hereof, except the Fee and Leasehold Deed of Trust With Power of Sale, Assignment of Production, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing dated August 16, 2012 (the “Deed of Trust”), recorded in the Office of the Pershing County Recorder on August 22, 2012, Document 480776.

(d) If RPG elects to acquire title to the Blue Bird Claim, the Title in and to the surface estate and, except for any title defect resulting from or arising out of the Blue Bird Quiet Title Action, the mineral estate to the Blue Bird Claim is vested in the name of CRI and at the Closing will be transferred to RPG, free and clear of any claims, encumbrances and liens, except any liens, claims, or encumbrances arising out of the Blue Bird Quiet Title Action. There shall be no taxes, assessments or other governmental charges lawfully levied or imposed upon the patented Blue Bird Claim, which are unpaid, and due and owing as of the Closing Date.

(e) Neither the President nor Secretary of CRI has actual knowledge of any claim against RPG of any lessor, optionor, royalty obligee or seller of any unpatented mining claim previously held, leased, optioned or otherwise subject to an agreement between such owner and CRI within the exterior boundaries of the RPG Mining Claims. However, CRI assumes no duty to investigate the existence or substance of any such claims

These warranties and representations shall survive the termination of this Agreement and shall remain in full force after acceptance and performance of this Agreement for a period of twelve (12) months from the Closing Date, except that the representations and warranties regarding the authority to enter into this Agreement shall survive until the running of the applicable statute of limitations.

10. Representations and Warranties of RPG. RPG, jointly and severally, represents and warrants to CRI as follows:

(a) Rye Patch Gold US Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the full corporate power to own the RPG Mining Claims.

(b) Rye Patch Gold Corp. is a corporation duly organized, validly existing and in good standing under the province of British Columbia and is the sole shareholder of Rye Patch Gold US Inc. and has taken all corporate action necessary and appropriate to approve, deliver, and perform under this Agreement. Without limiting the foregoing, Rye Patch Gold Corp. has obtained conditional acceptance from the TSX-V stock exchange of the transactions contemplated by this Agreement and, prior to closing, will have received a final bulletin from the TSX-V stock exchange, approving the transactions contemplated by this Agreement.

(c) RPG has the corporate authority and has taken all actions necessary and appropriate to authorize the execution, delivery, and performance of this Agreement. RPG is not subject to any restriction under any agreement, trust, mortgage, lien, lease, instrument, order, judgment, decree, statute ordinance or regulation or any other restrictions of any kind or character which would prevent it from entering into this Agreement or consummating the transactions contemplated hereby in accordance with the terms hereof.

(d) RPG holds solely and exclusively the record title in and to all of the RPG Mining Claims, subject to the paramount interest of the United States government, free and clear of all other liens and encumbrances, including, without limitation, inchoate liens arising from the services of drilling and other contractors and taxes, except the Lis Pendens and Notice of Pending Action recorded by CRI in the Office of the Pershing County Recorder on December 15, 2011, Document 477230, the Lis Pendens and Notice of Pending Action recorded by RPG in the Office of the Pershing County Recorder on December 30, 2011, Document 477409, and all easements and rights-of-way (of record or prescriptive), Revised Statute 2477 roads, and other entries noted on the BLM Historical Indexes for the lands within the boundaries of the RPG Mining Claims.

(e) The RPG Mining Claims constitute all of the mining claims belonging to RPG and its Affiliates and agents located within the boundary of the Rochester Mine Plan of Operations, BLM Case No. 64629, Nevada Reclamation Permit No. 0087, as amended, as configured on the Effective Date of this Agreement.

(f) RPG has conducted its activities on the RPG Mining Claims in accordance with applicable laws, regulations and decisions of the BLM.

These warranties and representations shall survive the termination of this Agreement and shall remain in full force after acceptance and performance of this Agreement for a period of twelve (12) months from the Closing Date, except that the representations and warranties regarding the authority to enter into this Agreement shall survive until the running of the applicable statute of limitations.

11. Notices to Third Parties and Requests for Information.

No Party may disclose, without the written consent of each of the other Parties, any terms of this Agreement to any Person, except: (i) as required by compulsion of court or government; or (ii) as necessary and/or required to be made to certain regulators, including but not limited to disclosures required by the United States Securities and Exchange Commission and Canadian securities regulators, the rules of any applicable securities exchange or quotation system, reinsurers, reinsurance intermediaries or arbitrators, retrocessionaires, and auditors. Each Party shall give written notice to the other Parties as soon as practicable upon receiving any requests to disclose any of the terms of the Agreement pursuant to subparagraph (i). RPG acknowledges that Coeur Mining, Inc., the sole stockholder of CRI, will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission and Canadian securities regulators, and will issue a press release, describing the material terms of the transactions contemplated by this Agreement. CRI acknowledges that Rye Patch Gold Corp. will file a Material Change Report and a copy of this Agreement with Canadian securities regulators and will issue a press release which describes the material terms of the transactions contemplated by this Agreement. Nothing in this Agreement shall prevent the disclosure of confidential information delivered pursuant to this Agreement to the Parties’ lawyers, litigation consultants, litigation experts, accountants, auditors, lenders, insurers/reinsurers, regulators, or securities exchanges on which the securities of such Party or an Affiliate are listed or quoted, provided that the disclosure of the information is reasonably necessary to effectuate the terms of this Agreement, or is required for tax, financial reporting, stock exchange, or governmental compliance purposes.

The Parties shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and shall not issue any such press release or make any such public statements prior to such consultation and review, except as may be required by applicable Law or the rules of any securities exchange, or as is impractical in the circumstances. Notwithstanding the foregoing the parties may make public statements in response to questions from the press, analysts, investors or those attending industry conferences so long as such statements are substantially consistent with the press releases, public disclosures or public statements previously issued or made by the Parties, as applicable; provided that such previously issued press releases, public disclosures or public statements were made after the date hereof and, in accordance with this Agreement.

12. Nondisparagement. None of the parties, nor their respective Affiliates, counsel, agents, employees, officers or directors shall make any statements, publish any material, or take any action which is intended, or would reasonably be expected to, harm the other part(ies) or their respective Affiliates or its or their reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the other part(ies) or their respective Affiliates; provided, however, that this Section shall not apply to disclosures made by the Parties in accordance with Section 11.

13. Taxes. Each Party hereto shall be solely responsible for any tax such Party incurs as a result of entering into this Agreement and consummating the transactions contemplated hereby (including agreements executed and delivered in connection herewith). To the extent permitted by the Internal Revenue Code and the regulations of the Internal Revenue Service, RPG and CRI intend to treat the exchange of a portion of the RPG Mining Claims for the Blue Bird Claim and the exchange of the Blue Bird Claim for a portion of the RPG Mining Claims, respectively, as an exchange described in Section 1031 of the Internal Revenue Code of 1986, as amended.

14. Debts and Obligations of CRI. CRI retains all its debts and obligations. RPG does not succeed to or purchase hereby any debts of CRI.

15. Debts and Obligations of RPG. Except as otherwise provided in this Agreement, RPG retains all its debts and obligations. Except as otherwise provided in this Agreement, CRI does not succeed to or purchase hereby any debts of RPG.

16. Cooperation; Additional Documents; Approvals. Each of the Parties will proceed diligently and in good faith to execute and deliver any and all additional documents and do any and all acts reasonably necessary in connection with the performance of their obligations to carry out the terms and conditions contained in this Agreement.

17. Miscellaneous.

(a) Applicable Law. This Agreement shall be construed, administered, and enforced according to the laws of the State of Nevada, without regard to its conflicts of law principles.

(b) Duplicate Originals. This Agreement, and all agreements required to be executed in order for this Agreement to be made effective, may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Agreement.

(c) Binding Agreement. This Agreement shall be binding on and inure to the benefit of the Parties and the officers, directors, Affiliates, members, agents, employees, heirs, personal representatives, beneficiaries, successors, and assigns of the Parties.

(d) Entire Agreement. This Agreement and the Closing Documents are the final expression of the agreements between CRI and RPG. This Agreement supersedes the Memorandum of Understanding described in Recital F. None of the agreements may be contradicted by evidence of any alleged oral agreement. This Agreement contains the entire understanding of the parties hereto with respect to the transactions contemplated hereby and all prior agreements and understandings merged into this Agreement. No change or modification in this Agreement shall be valid unless it is in writing and signed by the parties. Neither Party may assign their rights or duties under this Agreement without the express written consent of the other Party, which consent may be withheld in the other Party’s sole discretion.

(e) Joint Preparation. The Parties acknowledge and agree that they have jointly participated in the drafting and preparation of this Agreement and that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the Parties hereto. Each Party acknowledges that it has been represented by counsel during the negotiation, preparation, and execution of this Agreement. Each such Party therefore waives the application of any law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the drafter of the agreement or document.

(f) Waiver. No valid waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at such time nor will it be deemed a valid waiver of such provision at any other time.

(g) Partial Invalidity. If any provision of this Agreement is, at any time or to any extent, deemed invalid or unenforceable, the remainder of this Agreement will not be affected, and this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(h) Interpretations. The section headings used in this Agreement are for reference and convenience only, and are not to be used in the interpretation of this Agreement.

(i) Authority. The Parties represent and warrant that each Party has the authority to exercise this Agreement and that each Party executing a document attached to this Agreement has authority to execute such documents, thereby render this Agreement and all documents referred to herein binding and enforceable in all respects. The Parties further represent and warrant that, prior to the execution of this Agreement, they have not transferred any right or claim being released in this Agreement, or any of its respective interests to any other person or entity.

(j) No Third Party Beneficiaries.

(i) Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties and their respective successors, Affiliates and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

(ii) The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto without notice or liability to any other person. In some instances the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or any other date.

(k) No Warranties. Except as specifically set forth herein or in the Closing Documents, the Parties waive all warranties. The parties do not warrant the mineralization of any claim, the economics of any claim, that any lien, royalty or other interests of any person who is not a party to this Agreement shall be preserved or maintained in good standing, or the future economic performance of the Rochester Mine, such matters being inherently unpredictable in nature.

(l) Attorney’s Fees. If any Party shall seek to enforce or protect its rights under this agreement, including any releases given hereunder, or under any document or instrument executed and delivered in connection therewith in any suit, arbitration, case or other proceeding, including all bankruptcy cases and proceedings, and including any appeals and/or petitions therefrom, the prevailing Party shall be entitled to receive from the other Party payment of their costs and expenses, including reasonable attorney’s fees incurred after the commencement of the proceeding.

(m) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(n) Arbitration. Any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including, but not limited to, any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement, including this clause) arising out of or related to this Agreement (including amendments or extensions), or the breach or termination of this Agreement shall be settled by arbitration in accordance with the then current Rules of the American Arbitration Association (“AAA”) for Commercial Arbitration. The arbitration shall be held in Reno, Nevada and there shall be a single arbitrator. The arbitrator shall be chosen subject to the rules and procedures as provided by the AAA and shall have a minimum of 10 years’ experience in mining matters generally and in the subject matter of the dispute specifically. The arbitrator shall have no financial interest in the outcome of the dispute. The arbitrator shall determine the claims of the Parties and render a final award in accordance with the substantive law of the State of Nevada, excluding the conflicts provisions of such law. The arbitrator shall set forth the reasons for the award in writing. Except as required by law (and then only after prior notice to the other Party), no Party shall disclose the facts of the underlying dispute or the contents or results of the arbitration without the prior consent of all Parties. The decision of the arbitrator shall be binding on the parties. A judgment on the award may be entered by a court having jurisdiction, located in the Sixth Judicial District Court, State of Nevada, County of Pershing.

(o) Offer to Compromise. This Agreement is and shall be construed as an offer and agreement to compromise pursuant to NRS 48.105.

(p) Notices. All notices shall be in writing to the applicable address set forth below and shall be given (i) by personal delivery or recognized international overnight courier, (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested. All notices shall be effective and shall be deemed delivered (a) if by personal delivery or by overnight courier, on the date of delivery if delivered before 5:00 p.m. local destination time on a business day, otherwise on the next business day after delivery, (b) if by electronic communication on the business day after receipt of the electronic communication, and (c) if solely by mail, on the business day after actual receipt.

To CRI:	Coeur Rochester, Inc., c/o Coeur Mining, Inc. Attn: President 505 Front Avenue Coeur d’Alene, ID 83814 (208) 667-3511 Email: mkrebs@coeur.com

Also copies to:	Coeur Mining, Inc. Attn: General Counsel 505 Front Avenue Coeur d’Alene, ID 83814 (208) 665-0770 Email: cnault@coeur.com

Rew R. Goodenow Parsons Behle & Latimer 50 W. Liberty Street, Suite 750 Reno, NV 89501 (775) 323-1601 Email: RGoodenow@parsonsbehle.com

To RPG:	Rye Patch Gold US Inc. Attn: William C. Howald 220 South Rock Blvd., Suite 9 Reno, Nevada 89502 Attention: Bill Howald (775) 843-2038 Email: Bill@ryepatchgold.com

Also copies to:	Bernard Poznanski Koffman Kalef LLP 19th Floor 885 W. Georgia St. Vancouver, BC, Canada V6C 3H4 (604) 891 3606 Email: bp@kkbl.com

Each Party may change its address from time to time by notice given in the manner described above.

(q) Definitions.

“Affiliate” means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

“Closing” means the actions contemplated to effectuate delivery of the documents and other things as described in Section 6 of this Agreement.

“Closing Documents” means the documents listed in Sections 6(a)-(d) of this Agreement.

“Dollars” means lawful money of the United States.

“Net Smelter Returns Royalty” means the royalty payable to RPG as described in Section 4 of this Agreement.

“Rochester Mine” has the meaning set forth in the Net Smelter Returns Royalty Agreement.

“RPG Mining Claims” “RPG Mining Claims” means any and all unpatented mining claims located by or on behalf of RPG over which CRI has, or has caused to be, staked or located N or NF claims (including any interstitial spaces or gaps), and for greater certainty, does not include any part of those LH claims for which the location monuments are located within Township 28 N, Range 33 E, Section 24 and Township 28 N, Range 34 E, Sections 18 and 19, subject to the following adjustments and exceptions: (a) RPG shall transfer to CRI the LH 210, LH 212 and LH 502 unpatented mining claims; (b) RPG shall not transfer to CRI the LH155, LH 156, and LH 211 unpatented mining claims. For purpose of clarity and not as a limitation, the RPG Mining Claims shall include those unpatented mining claims described in the Grant, Bargain and Sale Deed attached hereto as Exhibit 7.

“RPG Mining Claims Data” means data, maps, report, drill logs, core and chip samples, and other records of the RPG Mining Claims previously delivered to CRI pursuant to the Confidentiality Agreement.

[The remainder of this page has been left blank intentionally. Signature pages follow.]

Effective as of the date first set forth above.

Executed this 24th day of June, 2013.

COEUR ROCHESTER, INC.

By	/s/ Mitchell J. Krebs
Mitchell J. Krebs, President and Chief Executive Officer

THE STATE OF IDAHO, )
ss.
COUNTY OF KOOTENAI. )

Before me, the undersigned authority, on this day personally appeared Mitchell J. Krebs, President of Coeur Rochester, Inc. as the authorized representative of Coeur Rochester, Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office on this the 24th day of June, 2013.

/s/ Deborah C. Kerr
Notary Public in and for the
State of Idaho

Executed this 24th day of June, 2013.

RYE PATCH GOLD US INC.

By	/s/ William C. Howald
William C. Howald, President

THE STATE OF NEVADA,	)
ss.
COUNTY OF WASHOE.	)

Before me, the undersigned authority, on this day personally appeared William C. Howald, as the President of Rye Patch Gold US Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office on this the 24th day of June, 2013.

/s/ Joanne L. Bell
Notary Public in and for the
State of Nevada

Executed this 24th day of June, 2013.

RYE PATCH GOLD CORP.

By	/s/ William C. Howald
William C. Howald, President and Chief Executive Officer

THE STATE OF NEVADA,	)
ss.
COUNTY OF WASHOE.	)

Before me, the undersigned authority, on this day personally appeared William C. Howald, as the President and Chief Executive Officer of Rye Patch Gold Corp., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office on this the 24th day of June, 2013.

/s/ Joanne L. Bell
Notary Public in and for the
State of Nevada

Index of Exhibits

Exhibit 1	Stipulation to Dismiss With Prejudice – INTENTIONALLY OMITTED

Exhibit 2	Net Smelter Returns Royalty Agreement – INTENTIONALLY OMITTED

Exhibit 3	Stipulation For Joinder and Substitution of RPG as Plaintiff in the Blue Bird Claim Quiet Title Action – INTENTIONALLY OMITTED

Exhibit 4	Appearance of Counsel in the Blue Bird Claim Quiet Title Action– INTENTIONALLY OMITTED

Exhibit 5	Grant, Bargain and Same Deed for the Blue Bird Claim– INTENTIONALLY OMITTED

Exhibit 6	Declaration of Value for the transfer of the Blue Bird Claim – INTENTIONALLY OMITTED

Exhibit 7	Grant, Bargain and Sale Deed for the RPG Mining Claims – INTENTIONALLY OMITTED

Exhibit 8	Declaration of Value for the transfer of the RPG Mining Claims – INTENTIONALLY OMITTED

Exhibit 9	Assignment and Assumption – INTENTIONALLY OMITTED

Exhibit 10	Release of Lis Pendens and Notice of Pending Action to be executed by Rye Patch Gold US Inc.

Exhibit 11	Release of Lis Pendens and Notice of Pending Action to be executed by Coeur Rochester, Inc. – INTENTIONALLY OMITTED

Exhibit 12	Production Royalty Recognition Agreement – INTENTIONALLY OMITTED